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Exhibit 23.1

MINTZ & PARTNERS LLP

INDEPENDENT AUDITORS' CONSENT

        We consent to the inclusion in this Amendment No. 2 Registration Statement on Form S-1 of Xplore Technologies Corp. of (i) our report dated June 20, 2007, and (ii) to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Toronto, Canada
December 12, 2007

/s/ Mintz & Partners LLP MINTZ & PARTNERS LLP Chartered Accountants Licensed Public Accountants

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MINTZ & PARTNERS LLP